                                                                   April 1, 2002




Via United Parcel Service
-------------------------

The Point Associates, L.P.
c/o  Ekstein Rothenberg Corp.
Attn: Milton Ciplet
708 Third Avenue
New York, New York  10017

                  Project: The Point Shopping Center
                           Harrisburg, Dauphin County, Pennsylvania

Gentlemen:

         Protective Life Insurance Company is pleased to advise you of its approval of a loan subject to your compliance with the enclosed Permanent Loan Commitment.

         Enclosed are two counterparts of Protective Life Insurance Company's Permanent Loan Commitment dated April 1, 2002 on the above-referenced project. The Borrower should execute and return one counterpart to us, unmarked, along with any unpaid required fee. Any revisions or modifications should be requested in writing for consideration.

         Also, please find enclosed the Form W-9, which must be filled out for the borrowing entity indicating the taxpayer identification number and returned with the Commitment.

         The enclosed Commitment requires an appraisal, a Phase I environmental site assessment and, unless the improvements are newly constructed, a property condition survey. We must pre-approve the firms and/or individuals preparing these reports. To facilitate the approval process, please have the appropriate firms fill out and return the enclosed forms (all questions must be answered) and attach supporting documentation (brochures, insurance accords, resumes). Once completed and returned, we will advise if approved or not.

                                                           Sincerely,



                                                           J. Craig Cecil
                                                           Second Vice President
                                                           Investment Department



JCC/dn

                            PERMANENT LOAN COMMITMENT
                                  April 1, 2002

Project: The Point Shopping Center
         I-83 and Union Deposit Road
         Harrisburg, Dauphin County, Pennsylvania

         Protective Life Insurance Company ("Lender") agrees to provide secured first lien financing ("Loan") for the above-referenced Project to the Borrower (defined below) on the terms and conditions set forth below:

                                PART I - THE LOAN

1.1.     BASIC LOAN TERMS AND DEFINITIONS:
         ---------------------------------
         The following are the basic terms of the loan. Capitalized terms are definitions for the purposes of this agreement. Such basic terms are subject to the other conditions of this Commitment and definitive loan documents.

         Borrower:                  The Point Associates, L.P. having as its general partner The Point Shopping Center, LLC having as its sole member Cedar Income Fund Partnership, L.P.

         Principal(s):              Cedar Income Fund, Ltd.

         Loan Amount:               $21,000,000 ("Ceiling Loan")       Interest Rate:            7.625% per annum
                                    $20,000,000 ("Floor Loan")

         Amortization:              25 years                           Monthly Payment:          See Section 1.4
                                                                              (Principal and Interest)
         Call Date:                 10 years

         Maturity Date:             25 years                           Liability:  Nonrecourse   (described below)

         Project Acreage:  24+/-acres                                  Building Size:         260,867 square feet

         Required Parking: 1,210 spaces                                Minimum Appraised Value:       $28,000,000


----------------------------------------------------------------------------------------------------------------------

                              FEES/EXPIRATION DATE

         Commitment Fee:                    $420,000

         Site Inspection/Application Fee:   $1,500

         Acceptance Date:                   April 11, 2002

         Expiration Date Floor Loan:        May 30, 2002

         Expiration Date Ceiling Loan:      May 30, 2004

1.2.     NONRECOURSE LIABILITY:
         ---------------------
         Borrower (if Borrower is a partnership, then also each general partner) shall have no personal liability for the payment of the principal, interest, prepayment fee or Premium, if any, provided for in the Loan, except as herein provided in the following paragraph.

         Borrower (and any general partner) and the Principal(s) listed in
         Section 1.1 above shall, jointly and severally, absolutely and unconditionally covenant and agree to pay, indemnify and hold Lender harmless against any and all damage, loss, liability, costs and expenses which Lender may suffer or to which Lender may become subject, plus interest thereon at the After-Maturity Rate, which arise out of or are based upon:

         (a) failure by Borrower or the Principal(s) to perform the obligations contained in the Loan Documents to prevent waste, keep the Property free of any hazardous waste as required by any applicable governmental authority, maintain insurance coverage, pay over insurance and condemnation proceeds, and pay ad valorem taxes and assessments with respect to the Property;

         (b) fraud or misrepresentation by Borrower, any general partner or the Principal(s) to the Lender prior to or during the term of the Loan;

         (c)      misappropriation or conversion of any security for this Loan;

         (d) collection of rents, issues or profits from the Property in contravention of the terms and provisions of the Loan Documents unless the same are applied to the Loan;

         (e) the obligation of Borrower or any indemnitor to indemnify Lender under any environmental indemnification agreement executed in favor of Lender; and

         (f) an act or omission of the Borrower or any Principal resulting in a termination of or offset/reduction of rent under an anchor tenant lease without Lender's approval.

1.3.     CALL OPTION:
         -----------
         Notwithstanding the Amortization Term, Lender shall have the continuing option of accelerating the Loan as of any time after the Call Date. The Loan shall be due and payable in full 90 days after Lender notifies Borrower of the exercise of the call option.

1.4.     MONTHLY PAYMENT:
         ---------------
         For the funding of the Floor Loan, monthly installments of principal and interest will be calculated on the basis of a twenty-five (25) year amortization term and shall be due and payable on the first day of each month of the loan term. Upon each funding of the Loan, the monthly payments of principal and interest shall be calculated based upon the remaining twenty-five (25) year amortization term at the outstanding principal balance of the Loan.

1.5.     LOAN AMOUNT & INTEREST RATE:
         ---------------------------
         The principal amount of the Loan shall be $21,000,000 ("Ceiling Loan"). The Loan shall be funded in two increments with the first funding of $20,000,000 ("Floor Loan") based upon the leases listed on Exhibit B.

         The difference between the Floor Loan and the Ceiling Loan (the "Holdback Amount") shall be funded no later than twenty-four (24) months after the funding of the Floor Loan, but only upon the full satisfaction of the following conditions: (a) credit acceptable to Lender shall be in occupancy, open for business and paying full rent without concessions or setoff, as described in Exhibit B-1, (b) the tenant shall have executed Lender's form Estoppel Certificate of Landlord and Tenant and form Subordination, Attornment and Non-Disturbance Agreement as required by Section 2.7, (c) an acceptable update to the Property Condition Survey, (d) receipt and approval by Lender of the appraisal update required by Section 2.3 of this Commitment.

         The Interest Rate on the Floor Loan shall be 7.625%. The Interest Rate on the Holdback Amount shall be the Lender's market rate for loans of similar term and maturity at the time of funding of the Holdback Amount.

         If the foregoing conditions are not satisfied and the Holdback Amount has not been funded within twenty-four (24) months after the funding of the Floor Loan, the Loan shall be deemed fully funded and any right to the Holdback Amount shall terminate.

1.6.     CONDITIONS TO INCREMENTAL FUNDINGS:
         ----------------------------------
         As a condition to funding the Holdback Amount, Lender requires the following: (i) there shall be no default under the existing loan documents; (ii) the requirements listed in Section 1.5, 2nd paragraph, shall be completely satisfied; (iii) an updated appraisal as required in Section 2.3; (iv) an as-built survey as required in Section 2.8 showing the reconfigured space; (v) an insurance policy reflecting increased values on the property; (vi) an updated property condition survey; and (vii) proof of completion of all regulatory compliance, as Lender may require.

1.7.     PREPAYMENT/DEFAULT PREMIUM:
         --------------------------

         (a) Voluntary prepayment. The Loan may be prepaid in full (but never in part) at any time during the Loan term, upon 90 days prior written notice to Lender and payment of a prepayment premium equal to the greater of (i) one percent (1%) of the then unpaid principal balance of the loan; or (ii) a Yield Maintenance Premium based on the formula described below.

         (b) Default. The promissory note shall provide, in addition to other remedies, that if the Loan is accelerated due to Borrower's default, including attempted voluntary prepayment during a closed period, if any, Borrower must pay in addition to all other amounts due, a premium equal to the greater of (i) one percent (1)% of the then unpaid principal balance of the Loan; or (ii) a Yield Maintenance Premium based on the formula described below.

         The Yield Maintenance Premium is an amount calculated as follows:

                  (i) subtract from the Interest Rate then in effect under the Loan, the annualized yield on a United States Treasury Bill, Note or Bond with a maturity date which occurs closest to the Call Date of the Loan, as such yield ("Treasury Rate") is reported in The Wall Street Journal five (5) business days preceding the date of prepayment or default ("Rate Differential");

                  (ii) multiply the Rate Differential by the principal balance of the Loan as of the date of prepayment or default, as applicable, and divide the product thereof by 12 ("Monthly Interest Differential");

                  (iii) using one-twelfth of the Treasury Rate, discount to present value the right to receive the Monthly Interest Differential each month between the date of prepayment or default, as applicable, and the Call Date of the Loan to determine the Yield Maintenance Premium.

         If such prepayment or default occurs on or after the Call Date of the Loan, there shall be no premium under this paragraph.

1.8.     LATE CHARGE:
         -----------
         The note will contain a provision for an additional 4% after maturity interest rate and a 4% late charge for payments received after the 10th of the month in which due (unless state law requires a longer period prior to imposing a late charge).

1.9.     DUE ON SALE/TRANSFER/ENCUMBRANCE:
         --------------------------------
         The first lien security instrument ("mortgage") which secures the Loan shall contain a due-on-sale/transfer/encumbrance provision which prohibits the Borrower and its Principals from selling all or any interest in the Project or encumbering the Project with any secondary liens without Lender's prior written consent. This restriction shall also apply to a transfer of beneficial interest in a corporate, partnership or joint venture Borrower.

         However, the Loan documents will contain exceptions to the due-on-sale/transfer/encumbrance provision in language acceptable to Lender for the following matters, to be applicable provided the Loan is not then in default and no event has occurred which, with the passage of time, could lead to a default:

         (a) Transfers by sale, gift, inter vivos transfer in trust or devise of limited partnership or membership interests in the Borrower or up to 75% interest of the entire Project by Borrower, so long as the Principal(s) retain control of the Borrower or its corporate general partner and there is no material negative change in the financial condition of the Principal(s).

         Any transfer permitted by this paragraph shall not relieve the Borrower or the Principals from their obligations under the Loan documents and any guaranty or environmental indemnity.

         (b) A sale of the Project by the Borrower and assumption of the Loan by the purchaser, so long as:

                  (1) At least 30 days prior to the proposed transfer, Borrower must provide Lender with notice of and detailed explanation of the proposed transaction and such financial information and other documentation regarding the prospective purchaser as Lender shall request;

                  (2) Lender, in its sole discretion, shall have approved the prospective purchaser to assume the Loan;


                  (3) Borrower shall have provided Lender with documentation acceptable to Lender that the Project is producing and will continue to produce annual net operating income equal to at least 125% of the total annual debt service on the Loan;

                  (4) Lender shall have approved the management agreement to be executed by the proposed purchaser;

                  (5) Lender is paid an assumption fee of one percent (1%) of the loan amount (hereinafter, the "Assumption Fee") at the time such assumption is approved or closed, at Lender's option.

                  (6) The purchaser executes Lender's assumption documents by which the purchaser assumes the obligations of the Loan documents. Further, the purchaser will execute an environmental indemnity agreement and such other documents as Lender shall require to accomplish the assumption of the Loan.

         Nothing herein or in any assumption document shall be construed to require Lender to approve any proposed purchaser or to release Borrower from any obligations under the Loan documents.

1.10.    ESCROW:
         ------
         The mortgage shall also contain an escrow provision which requires the Borrower to pay deposits with each installment of principal and interest to pay the annual real estate taxes and insurance premiums when due plus up to two (2) months' additional deposits.

                              PART 2 - THE SECURITY

2.1.     LAND/IMPROVEMENTS/PARKING:
         -------------------------
         The Loan will be secured by a first mortgage lien on the Project, outlined in red on Exhibit A attached hereto, consisting of the Project Acreage and Building Size of the buildings located on the property. The Property shall have such easements, rights-of-way and other privileges as Lender considers necessary or desirable and must contain the Required Parking listed in Section 1.1 above or the number of parking spaces required by the applicable zoning code or anchor lease(s), if greater.

2.2.     CROSS EASEMENT AGREEMENT:
         ------------------------
         If the land and improvements that will secure this loan are part of a larger commercial development, the Project must be covered by a declaration of easements containing terms and provisions acceptable to Lender, including without limitation easements for ingress, egress, parking, utilities and storm water drainage and restricting the use of adjacent properties as required by the anchor tenants listed on Exhibit B.

2.3.     APPRAISAL:
         ---------
         As a condition to funding the Loan, the Lender must be furnished a Complete, Self-Contained Appraisal Report which includes the following supplemental requirements of Lender.
              a.) Three Approaches to Value
                      1.) Income Approach with supporting market income and expense data with analyses and adjustments and existing lease analyses;
                      2.) Sales Comparison Approach with the supporting comparable sales data with analyses and adjustments;
                      3.) Cost Approach with Land Value and Building Replacement Costs
              b.) Photographs of the Following
                      1.)  Subject Property
                      2.)  Adjoining Properties
                      3.)  Street Views
              c.) Neighborhood Analyses, Site Plans, and a copy of Survey

         The effective date of the value conclusion shall not be later than the date of loan closing. If the value of the Project as completed and leased is a future value, that is, predicated on certain conditions which shall occur in the future, (for example, completion of construction, lease-up, stabilization or economic considerations), then when such conditions are met and prior to any funding, Borrower must furnish to Lender either a new Complete, Self-Contained Report supplemented as required above, or a Limited or Restricted Use Appraisal Report which updates the original appraisal. The update or the new appraisal report must reflect whether or not: a) the conditions upon which the value was predicated have been fulfilled; b) there have been no significant changes in the market and c) the appraiser's value conclusions for each of the three approaches to value have changed. Any Limited or Restricted Appraisal Report must rely on the analyses contained in the original report and must reflect any deviations of the final project configuration, market or relevant information from the assumptions in the original appraisal together with any resulting effect on the value conclusion.

         The appraisal must be acceptable to Lender in form and content in all respects. The value shall not be less than the Minimum Appraised Value listed in Section 1.1. If the appraised value is less than the Minimum Appraised Value or the conclusions or methodology of the appraisal are otherwise unacceptable to Lender, then Lender reserves the right to either terminate the Commitment or adjust the Loan Amount or other loan terms to a level acceptable to Lender.

         The appraiser must have an MAI designation and must be approved by Lender in advance. All appraisals must either be addressed to Lender and one of its officers or be accompanied by a letter from the appraiser authorizing the Lender to rely on the appraisal and its value conclusions.

2.4.     PROJECT INSPECTION:
         ------------------
         As a condition to this Commitment becoming a binding contract, Lender shall have the right to inspect and approve the Project location and construction quality.

2.5.     LEASES:
         ------
         As a condition to funding, the leases listed on Exhibit B shall be in full force and effect with the tenants in occupancy, open for business and paying full rent without concession or setoff. The terms and provisions of all leases shall be acceptable to Lender and shall include, without limitation, the lease term, square footage, minimum annual rent and expense payments listed on Exhibit B. The originals or certified copies by the Borrower of all leases and a certified rent roll must be furnished to Lender.

         Borrower and any guarantor represent that each lease is bona-fide and arms-length and that neither Borrower or guarantor has any ownership interest (beneficial or otherwise) in any tenant nor control over any tenant ("control" meaning no contracted right to influence the business operations of tenant other than as specified in the leases presented to Lender) nor any lending or other relationship with any tenant except as specified in the leases presented to Lender.

         Any space which is unoccupied on the date of funding must be completed in all respects, except for floor and wall coverings. The vacant space of 22,600 square feet, referred to as the `expanded Eckerd's space' need not be finished for the funding of the Floor Loan.

2.6.     NO COTENANCY CLAUSES IN LEASES:
         -------------------------------
         No leases listed on Exhibit B-Attachment shall contain any cotenancy clause permitting the tenant to terminate the lease, reduce rent or otherwise abate any payments on account of any change in the occupancy of any other tenant, whether on or off the mortgaged premises. In the event any tenant ceases doing business for any reason, all leases on Exhibit B-Attachment shall remain in full force and effect with the tenants paying full rent and the tenants' pro rata share of taxes, insurance and common area maintenance costs for the full term of the leases.

2.7.     ASSIGNMENT/ESTOPPEL/SUBORDINATION:
         ---------------------------------
         All leases must be assigned to Lender as additional security for the Loan. Each tenant must execute Lender's form Estoppel Certificate of Landlord and Tenant and form Subordination, Attornment and Non-Disturbance Agreement.

2.8.     AS-BUILT SURVEY:
         ---------------
         As a condition to funding, Lender shall be furnished an acceptable "as-built" survey of the Project in accordance with the Survey Specifications attached as Exhibit C.

2.9.     UTILITIES:
         Prior to funding, Lender shall be furnished satisfactory evidence of the availability of all utilities required for full use of the Project.

2.10.    REGULATORY COMPLIANCE:
         ---------------------
         As a condition to funding, Lender must be furnished satisfactory evidence that the Project complies with all applicable laws, ordinances, rules and regulations pertaining to zoning, building codes, safety, health and environmental matters and has been approved by all governmental agencies having jurisdiction over the Project and its compliance.

2.11.    PLANS/SPECIFICATIONS/SOIL TEST:
         ------------------------------
         As a condition to funding, Lender must be furnished for review and approval a set of the final Project plans and specifications under seal and the pre-construction soil test report.

2.12.    PROPERTY, LIABILITY, RENT AND FLOOD INSURANCE:
         ---------------------------------------------
         As a condition to funding, Borrower must furnish an all-risk or special risk property insurance policy with a replacement cost endorsement or replacement cost valuation basis section with no more than a $10,000.00 deductible and a comprehensive general liability policy in amounts and with terms acceptable to Lender. The property policy must provide a property limit equal to: (a) the cost approach to valuation as provided by the appraisal as defined in Part II of this Commitment less land and approved soft costs, or (b) the outstanding balance of the note, whichever is less. If the property policy provides a limit equal to item (b) above, the policy must provide an agreed amount endorsement. The proceeds of all property insurance policies must be payable to Lender under a standard mortgagee clause.

         If the property is located in a flood hazard Zone "A" or in any other location in which Lender requires flood coverage, flood insurance in an amount acceptable to Lender must also be provided subject to Lender's right to approve the survey. If the property is located in earthquake zones "3" or "4" as depicted by the Seismic Zone Map of the United States, Earthquake Insurance in an amount acceptable to Lender must be provided. Loss of Rents Insurance providing one years coverage must also be provided. The Lender will also be named as a Loss payee on the rents coverage and as an additional insured on the comprehensive general liability policy.

         The casualty insurance company must meet the following basic requirements:

         1. Have a minimum rating of "A+" according to Best's Insurance Reports - Property/Casualty Edition;

         2. Have a claims paying rating of at least single "A" by two approved rating agencies;

         3. Must be a stock company or a non-assessable mutual company located in a country acceptable to Lender; and

         4.       Must be licensed in the state where the property is located.

         In addition, Lender will not allow any carrier or self-insurer to provide a policy limit in excess of 10% of its policyholders surplus on any one risk. A tenant will be allowed to self-insure through a wholly owned subsidiary as long as the tenant's tangible net worth exceeds $100,000,000.00.

         The policy and carrier requirements outlined in this section must be met on any policy submitted prior to closing and any renewal thereof.

2.13.    PROPERTY CONDITION SURVEY:
         -------------------------
         As a condition to funding, Lender must be furnished a Property Condition Survey ("PCS") conducted by a licensed engineer. The PCS must cover the following areas: building code, safety and ADA compliance; evaluation of structural, roof, HVAC, mechanical, electrical and plumbing systems; site improvements; sewer and drainage systems. The PCS must contain the (a) engineer's estimate of the cost of curing any immediate code or safety violations or immediate repairs necessary for the integrity and operation of the Project and (b) a grid containing the estimated remaining useful life of major components of the Project and the cost of replacing/repairing same.

         The PCS report shall be subject to Lender's review and approval.

2.14.    ENVIRONMENTAL SITE ASSESSMENT:
         -----------------------------
         As a condition to funding, Lender must be furnished an acceptable Phase 1 environmental site assessment report performed by an environmental engineering firm approved by Lender. This report should be addressed to Lender and updated to within 30 days prior to closing. Borrower shall also provide a reliance letter from the environmental firm addressed to Lender which acknowledges that Lender will rely on any prior reports cited in the final Phase 1 report. The Phase I report must state whether or not an asbestos survey of the Project is recommended based on the applicable ASTM standard. If recommended or otherwise required by Lender, an acceptable asbestos survey report addressed to Lender must be furnished as a condition to closing. The Lender must be furnished complete copies of any existing Phase 2 or Phase 3 reports concerning the property.

2.15.    ENVIRONMENTAL INDEMNITY:
         -----------------------
         As a condition to funding, Borrower and each Principal shall execute Lender's standard form Environmental Indemnity Agreement.


               PART 3 - EXPIRATION/ACCEPTANCE AND COMMITMENT FEES

3.1.     COMMITMENT FEE AND ACCEPTANCE OF COMMITMENT:
         -------------------------------------------
         The Commitment Fee listed in Section 1.1 and an executed copy of the Commitment, without modification, must be received by Lender on or before the Acceptance Date listed in Section 1.1, otherwise this Commitment is null and void. Payment of the Commitment Fee and written acceptance of all terms and conditions of this Commitment without modification are conditions precedent to this Commitment becoming a binding contract. Lender acknowledges receipt of $413,500 of the Commitment Fee.

         In the event Borrower accepts the Commitment subject to counter-offers or proposals, Lender shall have the right to deposit the Commitment Fee in its bank account, to commingle it with other funds as Lender chooses, and to earn interest thereon pending Lender's acceptance or rejection of such counter-offers or proposals. Such deposit of the Commitment Fee shall not be deemed an acceptance by Lender of any such counter-offer or proposal. In the event the Commitment is not finally accepted by the parties, the Commitment Fee, less any expenses incurred by Lender, shall be refunded to the Borrower without interest.

         The Commitment Fee will be held by Lender without interest and will be held until after the Loan is funded by Lender and all documents and materials used in structuring the Loan such as the recorded documents, title policy and any post-closing items are received, reviewed and approved by Lender, at which time the entire amount will be refunded.

         Borrower agrees that it will not seek other financing for the Project, delay in the submission of required items for Lender's approval or otherwise frustrate the closing of the Loan. If for any reason the Loan is not funded as required in this Commitment, Lender may, at its option, retain for its own account the entire Commitment Fee; however, the option to receive and keep the Commitment Fee is not exclusive of, but in addition to all other rights and remedies Lender may have for Borrower's failure to comply with this Commitment. Borrower acknowledges that Lender may incur substantial damages, including loss of anticipated yield (calculated as if the loan had closed on the Expiration Date) in the event of Borrower's breach of this contract and that Borrower shall be liable for these damages plus Lender's out-of-pocket expenses, including but not limited to Lender's attorney's fees.

         As a limited exception to the foregoing, if (i) Borrower timely submits complete information with respect to the following required due diligence items; (ii) Lender disapproves the submitted item; (iii) Borrower is diligent in obtaining and submitting additional documentation required by Lender to clarify, supplement or amplify the disapproved item; and (iv) despite Borrower's diligent efforts to satisfy Lender's concerns, Lender disapproves same and thereby the conditions precedent to funding under this Commitment cannot be satisfied, then Lender will refund Commitment Fee (but not any other fees required by this commitment), less any out-of-pocket expenses (including legal fees) incurred by Lender. The due diligence items referred to in this paragraph are: appraisal, leases on Exhibit B, environmental site assessment, plans and specifications, evidence of regulatory compliance, structural inspection, matters of survey, and title exceptions.

3.2.     SITE INSPECTION/APPLICATION FEE:
         -------------------------------
         Borrower shall pay the non-refundable Site Inspection/Application Fee listed in Section 1.1 due at the acceptance of this Commitment. Lender acknowledges receipt of $1,500 for the Site Fee.

3.3.     EXPIRATION DATE AND FUNDING DATE:
         --------------------------------
         This Commitment, unless sooner terminated, expires on the Expiration Date provided in Section 1.1, and thereafter shall be of no further force and effect and all obligations of Lender to perform hereunder shall terminate. Lender has the option of funding the Loan at any time between the date that all the terms of this Commitment are satisfied and the Expiration Date.

         The Commitment will be automatically extended for a period of fifteen
         (15) days beyond the Expiration Date upon the payment to Lender of a per diem extension fee based upon the product of the difference between the Interest Rate of the Loan and the rate paid on 30 day commercial paper by major corporations on the date five (5) business days prior to the Expiration Date as published in The Wall Street Journal multiplied by the amount of the Loan. This fee will be charged from and including the Expiration Date through the day before closing, and will be payable in advance on the date said extension period begins or at closing at Lender's option. Lender may grant additional extensions upon such terms and conditions as Lender may require. Upon expiration of this Commitment due to Borrower's failure, refusal or unexcused delay in closing, Lender shall be entitled to damages as provided in Section 3.1 above.

3.4.     CLOSING DOCUMENTATION:
         ---------------------
         All closing documentation required by the Commitment must be received by Lender at least fifteen (15) days before Closing, in order to allow sufficient time for review, negotiation, modification and supplementation, if necessary, of such documentation. Subject to satisfaction of all Conditions of the Commitment, Lender shall not be required to fund the Loan earlier than thirty (30) days prior to the expiration of the Commitment.


                           PART 4 - FURTHER CONDITIONS

         Borrower shall provide Lender with the following, in a form satisfactory to Lender, as a condition to funding the Loan:

4.1.     LOAN DOCUMENTATION:
         ------------------
         The Loan shall be structured using such documents and materials as Lender shall require, including, but not limited to the promissory note, mortgage, deed of trust or deed to secure debt, security agreement, UCC financing statements, environmental indemnity agreement, assignment of rents and leases, borrower's affidavit, subordination of management/leasing fees, estoppel certificate of landlord and tenant, and subordination, attornment and non-disturbance agreement. All loan documents shall contain such terms as are acceptable to Lender.

4.2.     ATTORNEYS AND LEGAL OPINIONS:
         ----------------------------
         As a condition to funding, Lender must be furnished an acceptable legal opinion covering the legality of the Loan transaction, the enforceability of the Loan Documents and the compliance of the Property with applicable laws, and providing, without limitation, that all documents used in structuring the Loan are valid, binding and enforceable in accordance with their terms. The opinion must specifically provide that the Loan as structured does not violate any usury statutes. In addition, Lender reserves the right at any time to retain counsel at the Borrower's expense to represent Lender on any matter pertaining to the Loan.

4.3.     TITLE INSURANCE:
         ---------------
         As a condition to funding, Lender shall be furnished an acceptable ALTA Loan Policy issued by an approved national title insurer, insuring the Loan as a valid first lien on the security without exception other than taxes not yet due and payable and such other exceptions as Lender shall approve. The title policy shall contain such endorsements and affirmative coverage as required by Lender, including but not limited to, a general comprehensive endorsement. A title insurance commitment with documentation for all exceptions must be furnished Lender within 30 days after acceptance of this Commitment. The Loan must be closed under an insured closing agreement with the title insurer.

4.4.     BORROWER'S AUTHORITY:
         --------------------
         If the Borrower is a corporation, partnership or fiduciary, Lender must be furnished copies (reflecting any recordation information) of the Borrower's organizational documentation and satisfactory evidence of the authority of Borrower and persons executing documents on its behalf to enter into the Loan and pledge the Project as security therefor.


                           PART 5 - GENERAL PROVISIONS

5.1.     CREDITWORTHINESS:
         ----------------
         By accepting this Commitment, Borrower and its Principals authorize lender to investigate their credit. Further, as a condition to funding, Borrower shall provide Lender with a current credit report on Borrower and each of its Principals. Lender's approval of Borrower's and its Principals' creditworthiness is a condition precedent to this Commitment becoming a binding contract.

5.2.     ANNUAL OPERATING STATEMENT:
         --------------------------
         Within ninety days after the end of each calendar year, Lender must be furnished an acceptable operating statement for the Project setting forth all income and expenses of the Project for the preceding year. Lender shall have the right to require that the operating statement be prepared by an approved certified public accountant.

         Any borrower or guarantor must furnish to Lender an annual statement under original signature within 90 days after the calendar year end or as required by the Securities and Exchange Commission.

5.3.     MANAGEMENT/LEASING PLAN:
         -----------------------
         The Project must at all times be managed and leased by an agent acceptable to Lender. Any management, leasing or similar fee must be subordinated to the Loan. Lender approves Brentway Management LLC as manager of the Project.

5.4.     BORROWER TO PAY ALL EXPENSES:
         ----------------------------
         All expenses in connection with the Loan including, but not limited to, one point (1%) of the Ceiling Loan Amount to Ekstein-Rothenberg for services rendered for arranging the Loan with Protective Life, attorneys fees, recording fees, surveys, title insurance, and other costs associated with closing the Loan shall be paid by the Borrower.

5.5.     ASSIGNMENT OF COMMITMENT OR LOAN:
         --------------------------------
         This Commitment cannot be assigned or transferred by Borrower without Lender's prior written approval. Lender reserves the right to assign this Commitment to an entity controlled by or under common control with Lender for funding. Once the Loan is closed, Lender reserves the right to assign the Loan Documents to an assignee of Lender's choice or grant participations in the Loan.

5.6.     TERMINATION OF THE COMMITMENT:
         ------------------------------
         Lender's obligation to perform under this Commitment shall, at Lender's option, terminate and become null and void upon the occurrence of any of the following events:

         Failure of the Borrower to accept this Commitment by the required date.

         Default by Borrower in the performance of any requirement or obligation of the Commitment.

         The disapproval by Lender of any document, matter or fact requiring Lender's approval.

         Expiration of the Commitment pursuant to the Section captioned "EXPIRATION DATE".

         Should the Borrower, any guarantor or any tenant or lease guarantor required for funding be the subject of any bankruptcy, reorganization or insolvency proceeding, cease doing business (if a tenant) at the Project (or announce an intention to cease business at the Project), die (if a natural person), or suffer a material change in financial conditions or prospects.

         Default in the performance of any requirement or obligation in any instrument evidencing or securing the Loan or incidental thereto.

         Material damage to or destruction of the Project, in whole or in part, whether or not covered by insurance.

5.7.     SURVIVAL:
         --------
         This Commitment and all terms and provisions hereof shall survive the closing of the Loan and shall not be merged into any of the Loan documents; provided, however, in the event of a conflict between the terms and provisions of this Commitment and the terms and provisions of the Loan documents, the Loan documents shall control.

5.8.     ENTIRE AGREEMENT:
         ----------------
         This Commitment is the entire agreement between the parties and can only be changed by a written modification prepared by Lender signed by all parties. If there is any difference between the application for this Commitment and the terms hereof, the terms of this Commitment shall control in all instances.

5.9.     COMPLIANCE WITH CONDITIONS:
         --------------------------
         As a condition to funding, Borrower shall satisfy in full, in form and substance acceptable to Lender, all requirements of this Commitment and shall execute all loan documents and such other instruments as Lender shall require. Any decision, approval or consent reserved to or required from Lender hereunder may be made or denied in Lender's sole discretion, based on Lender's underwriting criteria and judgment applied to this Loan, and whether or not deemed reasonable by Borrower.

                                               PROTECTIVE LIFE INSURANCE COMPANY


                                           By: _________________________________
                                               Carl S. Thigpen
                                               Senior Vice President
                                               Investment Department

CST/dn

The undersigned accepts this Commitment and all its terms, conditions and requirements. The undersigned acknowledges that this Commitment has been extended by Lender in reliance upon information furnished by the undersigned which is hereby certified to be true and correct. In the event of a material misrepresentation or omission regarding this information, Lender shall have the right to terminate this Commitment.

Dated this 3rd day of April, 2002.

"BORROWER"

THE POINT ASSOCIATES, L.P.                                   TAX ID#: 23-2537467
                                                                      ----------

By its general partner:

The Point Shopping Center, LLC                               Tax Id#: 11-3551567
                                                                      ----------

By its sole member:

Cedar Income Fund Partnership, L.P.                          Tax Id#: 11-3440066
                                                                      ----------
By:   Cedar Income Fund, Ltd., GP

By:   /s/ Leo S. Ullman
      ------------------------------
Its:  President




"PRINCIPAL(S)"

Cedar Income Fund, Ltd.                                      Tax Id#: 42-1241468
                                                                      ----------


By:   /s/ Leo S. Ullman
      ------------------------------
Its:  President





Borrower's Address:

44 South Bayles Avenue, Suite 304
---------------------------------
Port Washington, New York  11050
---------------------------------

Phone: (516) 767-6492
---------------------------------
Fax: (516) 767-6497
---------------------------------

                               ------------------
                                    EXHIBIT A
                               ------------------





          Exhibit A hereto is a site map and is therefore not keyable.

                               ------------------
                                    EXHIBIT B
                                   Attachment
                               ------------------



                                              Leased           Expiration               Gross Minimum
Tenant                                         Area            Lease Term                Annual Rent              Expenses
------                                        -------          ----------              ----------------           ---------
Anchors

Giant Food Stores, Inc. (1)                    55,000              20 Years                  $935,000                 (2)

Staples, Inc.                                  24,000              12 Years                  $264,000                 (2)

Citizen Financial Group, Inc.                   3,054               5 Years                 $  40,102                 (2)

Waypoint Bank                                   3,200              20 Years                 $  30,000                 (2)

Cokesbury Bookstore                             5,200              10 Years                 $  69,792                 (2)






-------------------------------------------------------------------------------------------------------------------------

NOTES:


1. The terms and conditions of the lease shall be unconditionally guaranteed by Koninklijke Ahold, n.v.
2. In addition to the gross minimum annual rent, the tenant shall pay its own utilities and interior maintenance costs; its pro rata share of taxes, insurance and common area maintenance costs attributable to the Project.

                               ------------------
                                    EXHIBIT C
                               ------------------



                              SURVEY SPECIFICATIONS

     (Minimum requirements, not intended to lower State or Local law or custom.)

Field Technical Specifications.
------------------------------

1. The survey will be a field-run, ALTA/ACSM Land Title Survey, based upon the property description furnished in the source of title, performed by or under the direct supervision of a registered Professional Land Surveyor currently licensed in the State in which the property is located, and during which all property boundary corners are either occupied or sideshot.

2. All distances will be measured and reported to the nearest 0.01 feet, and all angles will be measured and reported to the nearest 20 seconds of arc.

3. Closure must meet or exceed 1:10,000. The area will be reported to the nearest 0.01 acre. The bearing of each course will be shown sequentially on the survey plat, with the basis of bearings (e.g., true, magnetic or arbitrary) stated in the marginal notes.

4. All corner points will be marked on the ground by permanent ferrous metal monuments with ties to any appropriate witness and/or reference monuments shown on the survey plat along with a detailed description of the true corner marker.

5. All buildings located on the subject property will be dimensioned and located relative to a minimum of the closest two (2) adjoining property boundaries by perpendicular off-sets. Type of construction and number of stories will be noted and shown.

6. All additional improvements (e.g., sidewalks, drives, paved parking areas, medians, open spaces, etc.) will be dimensioned and located in a graphically correct position and orientation. Individual parking spaces as striped on the ground will be shown and counted.

7. All utilities visible on the surface will be located, shown and described. Additionally, underground sanitary sewer systems and underground storm sewer systems will be traced through the property and located in a graphically correct position.

8. The existence or nonexistence of any encroachments onto the property by improvements on adjoining lands, and/or any encroachments by improvements on the surveyed property onto any adjoining lands must be determined, dimensioned and shown on the survey plat.

9. The name, address and recordation document information of all adjoining owners (including across streets, alleys or highways) as they appear on current tax assessment rolls will be shown on the survey plat in proper position.

10. The finished floor elevation of the lowest floor of all buildings on the surveyed property will be determined on NGVD and shown on the survey plat if the surveyed property is located in or partially in a designated Flood Hazard Area.

PLAT TECHNICAL SPECIFICATIONS
-----------------------------

1. All surveys will be drawn in ink, on a base plat (preferred size 24 inches vertically and 36 inches horizontally). A lined border will be constructed. No portion of the survey or marginal information will be drawn outside of the described border.

2. Survey information will be located on the base plat so that the right portion of the plat contains the following items in order from top to bottom:

     A.   North arrow, graphic scale, legend and marginal notes.
     B.   Property description, including appurtenant easements.
     C.   Marginal Notes
     D.   Surveyors Certification (see item 11 below).
     E.   Title Block.

3. The remainder of the base plat will contain the survey drawing, oriented such that North is "up the page", and at a scale of 1"=30 ft. if practicable but the paper size or scale may be adjusted to enhance readability. Match lines should be avoided.

4. Property boundaries will be drawn with a heavy line. The property boundary will be dimensioned with the length inside of and bearing outside of each line parallel with the same. Curved portions of the property boundary will contain arc and chord distances, as well as a minimum of two (2) of the curve parameters (e.g., Delta and Radius).

5. The various monuments marking all property corners will be described in detail. If a monument could not be placed at a true corner, appropriate witness and/or reference corners will be set and dimensioned, along with a notation of the reason that the true corner is not monumented. The point of beginning of the property description will be so labeled on the survey drawing, along with any and all appropriate ties to external controlling monuments.

6. Building outlines will be drawn and will show the exterior faces of all structures. Dimensions will be completed and allow for "closure" of the building. Interior demising walls will be shown between lease units in a graphically correct position. The building will be highlighted by use of pattern film. The distances from building corners to closest exterior property boundary lines will be shown utilizing perpendicular off-set and base distance method only.

7. All additional improvements such as sidewalks, drives, paved parking areas, open spaces and medians will be shown. Appropriate highlighting of these features is optional, but highly recommended unless undue confusion is resulting. Sufficient detail will be shown in the vicinity of property boundaries to allow a definitive judgment of encroachment conditions.

8. All record and implied easements will be shown and will be detailed sufficiently to allow appropriate evaluation. Underground sanitary sewer lines will be traced through the property by locating all manholes. Underground storm sewer lines will be traced through the property by locating appropriate governing surface structures and will be shown similarly. Overhead power, telephone and cable lines will be shown by locating poles, towers or the like which govern the location of the same on or immediately adjacent to the property.

9. The name, pavement width, right-of-way width and governing jurisdiction for all public roads, streets, boulevards, alleys, ways or easements adjacent to, located on, or serving the surveyed property will be shown. Recordation information for dedications will be shown, if known, or if right-of-way exists by prescription, said fact will be so stated.

10. Marginal information located below the North arrow will contain the following minimum information:

     A.   Source of title of current property owner.
     B.   Basis of bearings.
     C.   Area of property.
     D.   Area of building.
     E. Current zoning classification of property, including minimum setback distances required by same. If property is outside of any zoning jurisdiction, this fact must be so stated.
     F. Number of parking spaces required by zoning code and actual number provided.
     G.   Street address(es) of property.
     H. Federal Insurance Administration Community Panel Number of Flood Hazard Boundary Map, if published.

11.  The surveyor's certification will read exactly as follows:
                                            -------

     STATE OF                                          )
                                                       )
     COUNTY OF                                         )

     TO:  (Insert name of Lender)
        --------------------------
          [Title Insurer]
          [Owner]

          I, _____________________, a registered Professional Land Surveyor in the State of ______________ of the firm of "(insert firm name, city, state and AC-telephone number)", hereby certify that the premises shown hereon is a true and correct plat of the property described hereon; that the buildings thereon are located with respect to property boundaries as shown; that there are no electric or telephone wires (excluding those which serve the premises only) or structures or supports therefor on or over said premises except as shown; that all Rights-of-way, Easements or joint drives over or across said premises visible on the surface are shown; that the premises surveyed do not encroach on the adjoining property and that the adjoining property does not encroach on the premises surveyed except as shown; I further certify that I have consulted Federal Insurance Administration Flood Hazard Boundary Maps as are currently available and have found that the subject property DOES/DOES NOT (indicate which) lie in a Special Flood Hazard Area.

          WITNESS my hand this the _____________ day of ________________, 20   .



     Surveyor's Name, P.L.S.
     (State) Reg. No. (#       )

12. The title block will be located in the extreme lower right hand portion of the plat and will allow the surveyor to appropriately name the survey and include any information normally disclosed (e.g. Job Number, File Number, Field Book Number, etc.). All revision dates must be shown.

13. The registration seal of the surveyor and a live signature will be placed on all furnished copies of the survey plat.

                               ------------------
                                    EXHIBIT D
                               ------------------





The Point Associates, L.P.
c/o Ekstein Rothenberg Corp.
Attn: Milton Ciplet
708 Third Avenue
New York, NY  10017

           Project: The Point Shopping Center
                    I-83 and Union Deposit Road
                    Harrisburgh, Dauphin County, PA

Gentlemen:

  At your request, Protective Life Insurance Company ("Lender") agrees to waive the escrow deposits for taxes and insurance which will be required under the Mortgage, Deed of Trust or Deed to Secure Debt and Security Agreement ("Security Instrument") which will secure the above-referenced loan, providing that all the following conditions are met (the "Conditions"): no default exists under any instrument securing said loan, the ownership and management of the subject property remains the same, insurance premiums are paid when due and taxes are paid when due and Lender is furnished with satisfactory evidence of said payment. Notwithstanding the previous sentence, Lender reserves the right to revoke this waiver if any one or more of the Conditions are not met, or at such time as Lender, in its sole discretion, deems it necessary to protect its security.

                                                    Sincerely,



                                                    Charles M. Prior
                                                    Vice President
                                                    Investment Department

CMP/dn

                               ------------------
                                   EXHIBIT B-1
                               ------------------



                                              Leased           Expiration               Gross Minimum
Tenant                                         Area            Lease Term                 Annual Rent             Expenses
------                                        -------          ----------              ----------------           ---------
Anchors

New Credit                                     22,600              10 Years                  $316,400                 (1)









NOTES:


1. In addition to the gross minimum annual rent, the tenant shall pay its own utilities and interior maintenance costs; its pro rata share of taxes, insurance and common area maintenance costs attributable to the Project. (footnote lease reimbursement stipulations)